Exhibit 99.1

Lender Presentation $750 Million Second Lien Term Loan August 2006 EXCO Operating, LP

Forward Looking Statements This presentation contains forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements relate to, among other things, the following: • our future financial and operating performance and results; • our business strategy; • market prices; • our future commodity price risk management activities; and • our plans and forecasts. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use the words "may," "expect," "anticipate," "estimate," "believe," "continue," "intend," "plan," "budget" and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other "forward-looking" information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this presentation, including, but not limited to: • fluctuations in prices of oil and natural gas; • future capital requirements and availability of financing; • estimates of reserves; • geological concentration of our reserves; • risks associated with drilling and operating wells; • discovery, acquisition, development and replacement of oil and natural gas reserves; • cash flow and liquidity; • timing and amount of future production of oil and natural gas; • availability of drilling and production equipment; • marketing of oil and natural gas; • developments in oil-producing and natural gas-producing countries; • competition; • general economic conditions; • governmental regulations; • receipt of amounts owed to us by purchasers of our production and counterparties to our commodity price risk management contracts; • hedging decisions, including whether or not to enter into derivative financial instruments; • actions of third party co-owners of interests in properties in which we also own an interest; • fluctuations in interest rates; and • our ability to effectively integrate companies and properties that we acquire.. We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. You are cautioned not to place undue reliance on a forward-looking statement. When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this presentation, and the risk factors included in the Annual Report on Form 10-K for the year ended December 31, 2005.

Forward Looking Statements (continued) Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices also may reduce the amount of oil or natural gas that we can produce economically. A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.The SEC has generally permitted oil and natural gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable”, “possible” or “unproved” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculations of unproved drillsites and estimation of unproved reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third party engineers or appraisers.

Transaction Overview

Transaction Overview On July 24, 2006, EXCO Resources, Inc. (“EXCO”) announced an agreement to acquire Winchester Energy Company, Ltd. (“Winchester”) from Progress Energy, Inc. for $1.2 billion EXCO Operating, LP will beformed as a new subsidiary of EXCO to acquire Winchester and certain East Texas oil and gas properties from EXCO (the “EXCO Assets”) The EXCO Assets have an estimated fair market value of $450 - $500 million, with cash proceeds to EXCO of approximately $150 - $200 million. The balance represents EXCO’s equity investment in EXCO Operating, LP Acquisition financing will be non-recourse to EXCO and will consist of: $750 million Senior Secured Revolving Credit Facility $750 million Senior Secured Second Lien Term Loan

Sources and Uses $ Millions Sources: Senior Secured Revolving Credit Facility (1) $6 6 7 Senior Secured Second Lien Term Loan 750 EXCO Equity Investment (2) 2 75 Total Sources $ 1, 6 92 Uses: Purchase of Winchester $1,200 Purchase of EXCO Assets (2) 4 75 Fees and Expenses 1 7 Total Uses $1,6 92 (1) Initial borrowing base set a t $ 750 million (2) Assumes the fair market value of the EXCO Assets is $475 million with $200 million of cash proceeds to EXCO

Asset Overview

EXCO Operating, LP Snapshot (1) Based upon total proved reserves as of July 1, 2006 and June 2006 production annualized Net Production ( 6 /0 6 ): 111.1 Mmcfe/d 10 5 . 1 Mmcfe/d gas 994 Bbls/d oil Total Proved Reserves ( 7 /0 6 ) : 594 Bcfe ( 57 % PD, 96 % gas) Reserve Life (1) : 1 4 . 6 years Total Reserves: 995 Bcfe Drilling Locations: 1,025 (374 proved) Approximate Net Acreage: 135,400 net acres (92,297 developed) Well Count: 1,0 97 gross (7 70 net) 978 operated ( 754 net) Gathering Lines: 451 miles Pipelines: 70 miles

Asset Highlights The EXCO Operating, LP assets are primarily located in two states: East Texas Fields Upshur, Gregg, Smith, Shelby and Rusk Counties 305.7 Bcfe of total proved reserves 54.9 Mmcfe of daily production Louisiana Fields Caddo and Desoto Parishes 288.1 Bcfe of total proved reserves 56.2 Mmcfe of daily production East Texas and LA Fields Gas pipelines Henry Hub EXCO Operating, LP producing areas Major pipelines (3rd party)

Asset Highlights (1) Does not include 1 Bcfe from miscellaneous locations outside the key fields/areas The assets are primarily located in seven key fields/areas(1): Holly/Caspiana Desoto Parish, LA 216 Bcfe of total proved reserves Longwood/Greenwood/Various ETX Caddo Parish, LA/Various Counties, ETX 166 Bcfe of total proved reserves Gladewater Area Gregg & Upshur Counties, TX 117 Bcfe of total proved reserves Overton Smith County, TX 32 Bcfe of total proved reserves Garrison Shelby County, TX 25 Bcfe of total proved reserves Oak Hill Rusk County, TX 20 Bcfe of total proved reserves Minden Rusk County, TX 17 Bcfe of total proved reserves

Total Oil and Gas Reserves(1) As of 7/06 (1) Pro forma reserves effective July 1, 2006; NYMEX 6/22/06 pricing Additionally, EXCO Operating, LP owns a pipeline with an estimated fair market value of $150 million Oil/Liq. Gas Equiv. PV 10 Net Reserve Category Mbbls MMcf MMcfe $000 Proved Developed Producing 2.5 262.6 277.5 $ 830.2 Proved Developed Non - Producing 0.3 61.1 62.7 116.9 Proved Undeveloped 1.2 246.6 253.6 374.5 Total Proved Reserves 3.9 570. 3 593.8 $ 1,321.7 Probable 1.8 331.1 341.6 406.6 Possible 0.4 57.1 59.4 42.9 Total Reserves 6.1 958.4 994.8 $ 1,771.1

Reserve Summary Proved Reserves by Commodity Total Reserves by Category Proved Reserves by Category Proved Reserves by Entity 46% 43% 11% PDP PUD PDNP 69% 31% Winchester EXCO 60% 34% 6% Proved Probable Possible 96% 4% Oil Natural Gas

Net Production Volumes 68% 32% Winchester EXCO. June 2006 Production Oil/Liq. Bopd Gas Mmcfpd Equiv. Mmcfpd Louisiana 481.0 51.7 54.6 East Texas 513.0 53.4 56.5 Total Production 994.0 105.1 111.1

Total Well Count As of 6/06 Net Wells (All) Gross Wells (All) (1,097 Total) (770 Total) All Wells Operated Wells Area Gross Net Gross Net Louisiana 3 11 228 271 226 East Texas 786 5 42 707 528 Total Well Count 1,0 97 770 978 754 58% 42% Winchester EXCO 54% 46% Winchester EXCO

Business Strategy – EXCO Operating, LP Grow production and reserves while maintaining free cash flow Long life reserves, onshore East Texas and North Louisiana Development potential Growth projects – low risk probables and possibles Operating efficiencies and cost reductions Free cash flow to repay indebtedness or maximize distributions Continue to: Aggressively market commodities Eliminate high cost wells Hedge commodity prices Maintain general and administrative discipline Consider acquisition opportunities in area of interest

Investment Considerations Geographically concentrated properties with multi pay potential High working interest, more than 90% of properties are operated Midstream assets group provides timely hookups, enhanced production surveillance and operating control $13 - $15 million of stable annual cash flow Attractive core area which continues to afford growth opportunities 58% of proved production hedged for 3 years near current market prices Experienced management team with 20+ years experience and in depth knowledge of core operating fields

Hedging Overview (1) July 1 - December 31, 2006 90% of proved developed production hedged from 2007 to 2010 2006 1 2007 2008 2009 2010 Gas (Mmbtus) Swaps 10,093,902 26,563,400 25,024,500 21,566,400 3,205,200 $ 8.91 $ 9.13 $8.85 $8.32 $7.38 Collars 2,034,000 Ceiling $ 9.55 Floor $ 6.25 Oil (Bbls) Swaps 32,520 84,750 56,040 47,040 42,960 $ 69.99 $66.59 $62.25 $60.80 $59.85 Collars 21,600 Ceiling $ 60.00 Floor $ 50.35

Summary Pro Forma Historical Financials and Credit Statistics

$ in Millions	2004	2005	6/30/06 YTD	6/30/06 YTD Annualized
Total Revenue[1]	$188.0	$308.6	$152.7	$305.4
EBITDA[2]	$163.6	$270.4	$129.2	$258.4
Margin	*87.0%*	*87.6%*	*84.6%*	*84.6%*
Operating Statistics				
Production (Bcfe)	30.1	38.1	20.2	40.4
Average Selling Price	$5.93	$7.83	$7.24	$7.24
LOE / Mcfe	$0.49	$0.56	$0.69	$0.69
Production taxes / Mcfe	$0.32	$0.45	$0.47	$0.47
Total Proved Reserves (Bcfe)			594	594
PD Reserves (Bcfe)			339	339
PV-10[3]			$1,835.2	$1,835.2
Pro Forma Capital Structure				
Cash			$23.0	$23.0
Revolving Credit Facility			$667.0	$667.0
2nd Lien Term Loan			750.0	750.0
Total Debt			$1,417.0	$1,417.0
Net Debt			$1,394.0	$1,394.0
Credit Statistics				
1st Lien Net Debt / EBITDA			2.5x	2.5x
Net Debt / EBITDA			5.4x	5.4x
Net Debt / Total Proved Reserves ($/boe)			$14.08	$14.08
Net Debt / PD Reserves ($/boe)			$24.67	$24.67
PV-10 / Net debt			1.3x	1.3x

Note: Historical financials are preliminary and subject to change

(1) Total revenue does not include historical effects of hedging

(2) Historical G&A expenses not available. EBITDA does not include the impact of G&A. Current estimated annual G&A is $12.5 million

(3) PV-10 includes proved and probable reserves plus 8.0x EBITDA attributable to pipeline assets

EXCO

18

EXCO Resources, Inc. Overview

Company History Bought control of EXCO in December 1997 Prior to that, certain members of management grew Coda Energy from $0 to $380 million and sold Coda in November 1997 From 12/31/97 to 6/30/06(1): $1.7 billion of proved reserve acquisitions 1.2 Tcfe in 139 transactions Proved reserves grew from 5 Bcfe to 891 Bcfe Production grew from less than 1 Mmcfe/d to 127.1 Mmcfe/d Sold Canadian subsidiary in 2005 for $445 million (1) Excluding the impact of the pending acquisition of Winchester Energy Company, Ltd.

Recent Activity February 2006: Completed IPO on February 14, 2006 with sale of 53.6 million shares and net proceeds of $662 million Retired $735.5 million of Equity Buyout and TXOK acquisition debt Redeemed $158.8 million of preferred stock and recorded the acquisition of TXOK properties April 2006: Completed West Texas acquisition for $85.7 million Completed Appalachian acquisition for $115 million May 2006: Completed East Texas acquisition for $51.6 million July 2006: Announced agreement to acquire Winchester Energy Company, Ltd. for $1.2 billion

Appalachia 442.6 Bcfe Proved (34%) 546.9 Bcfe Total (28%) 42.5 Mmcfe/d (21%) Permian Basin 91.1 Bcfe Proved (7%) 213.3 Bcfe Total (10%) 13.0 Mmcfe/d (6%) Other Areas 5.1 Bcfe Proved (<1%) 8.5 Bcfe Total (<1%) 1.5 Mmcfe/d (<1%) (1) SEC 12/31/05 total proved reserves, pro forma for the TXOK acquisition using SEC 12/31/05 total proved reserves, including proved reserves as of the effective date of acquisitions closed thru 6/30/06, and pro forma for the contribution of the EXCO Assets to EXCO Operating, LP (2) Includes probable and possible reserves Notes: Total production, as of 6/30/06, is approximately 94 Mmcfe/d. Numbers may not add due to rounding Rockies 46.8 Bcfe Proved (4%) 52.8 Bcfe Total (3%) 8.0 Mmcfe/d (4%) Mid Continent 115.2 Bcfe Proved (9%) 156.3 Bcfe Total (8%) 29.2 Mmcfe/d (14%) Diversified Reserve Base(1) (Excluding EXCO Operating, LP reserves) Total proved reserves = 701 Bcfe Total reserves(2) = 978 Bcfe

(1) Pro forma for the contribution of the EXCO Assets to EXCO Operating, LP, which is non-recourse to EXCO and shown unconsolidated (2) Excludes unamortized bond premium (3) Pro forma borrowing base as indicated by lead lender Liquidity and Financial Position (In million s) June 30 , 2006 Pro Forma (1) Cash $ 39 $ 39 Debt: Bank debt $ 324 $ 124 Senior notes (2) 445 445 Total debt $ 769 $ 569 Shareholders’ equity 1,102 1,102 Total capitalization $ 1,871 $ 1,671 Borrowing base (3) $ 750 $ 6 00 Unused borrowing base $ 426 $ 476